Exhibit 10.22

AMENDMENT NO. 2 TO THE

UNFUNDED SUPPLEMENTAL RETIREMENT

PLAN FOR SENIOR MANAGERS

EFFECTIVE JANUARY 1, 2007

The International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers shall be amended in the following respect, effective January 1, 2007:

Section 3 shall be amended by adding the following new language at the end of the first sentence thereof:

“, unless participation in either the Retirement Plan or the Salaried Savings Plan is prohibited based on United States citizenship or residency requirements of such plans, in which case this requirement (C) shall be waived.”